UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021.

TEL-INSTRUMENT ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road

East Rutherford, New Jersey 07073

(Address of principal executive offices)

(201) 933-1600

(Telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2021, Tel-Instrument Electronics Corp. (the “Company”), as tenant, Lindsey Branca and the Nicholas Branca Trust, as landlord (the “Landlord”) and 405 MHP Partnership, as licensor (“405 MHP” and, together with the Company and the Landlord, the “Parties”), entered into a Second Amendment of Lease (the “Second Lease Amendment”), whereby the Parties modified that certain Lease Agreement entered into among the Parties as of April 1, 2011, as amended on June 14, 2016 (the “Original Lease”) to provide, among other things, for an extension of the lease term until August 31, 2029, for a portion of One Branca Road, East Rutherford, New Jersey (the “Leased Premises”).

Pursuant to the Second Lease Amendment, the term will commence on September 1, 2021, with rent at a fixed rate of(i) $254,840.04 per annum ($21,236.67 per month), for the first four years, until August 31, 2025 and (ii) $276,999.96 per annum ($23,0833.33 per month) for the last four years, until August 31, 2029.

The foregoing description of the Second Lease Amendment is qualified in its entirety by reference to the full text of such agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”), and which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment of Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: April 14, 2021	By:	/s/ Pauline Romeo
Name: Pauline Romeo
Title: Principal Accounting Officer